                                 SCHEDULE 14A
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_] Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
                                                 Rule 14a-6(e)(2))
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        STREICHER MOBILE FUELING, INC.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)  Amount previously paid: ---------------------------------------------------


(2)  Form, Schedule or Registration Statement no.: -----------------------------


(3)  Filing Party: -------------------------------------------------------------


(4)  Date Filed: ---------------------------------------------------------------

                        STREICHER MOBILE FUELING, INC.
                    800 West Cypress Creek Road, Suite 580
                        Fort Lauderdale, Florida  33309

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on July 19, 2001

To our Shareholders of
Streicher Mobile Fueling, Inc.

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Streicher Mobile Fueling, Inc. will be held at Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida, on July 19, 2001, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     . Elect seven directors to the Company's Board of Directors, to serve until the next Annual Meeting of Shareholders or until their successors are elected;

     .    Approve the 2001 Directors Stock Option Plan;

     . Approve the appointment of KPMG, LLP as the Company's independent auditors for the fiscal year ended January 31, 2002; and

     .    Any other matters that may properly come before the meeting.

     Only shareholders of record at the close of business on May 30, 2001 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

     Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

                                 By Order of the Board of Directors,


                                 Stanley H. Streicher
                                 Chairman of the Board


June 15, 2001
Fort Lauderdale, Florida

                        STREICHER MOBILE FUELING, INC.
                    800 West Cypress Creek Road, Suite 580
                        Fort Lauderdale, Florida 33309
                      ___________________________________

                                PROXY STATEMENT
                      ___________________________________

     This proxy statement contains information related to the Annual Meeting of Shareholders to be held on July 19, 2001 at 10:00 a.m. local time, at Sheraton Suites Cypress Creek, 555 NW 62/nd/ Street, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Streicher Mobile Fueling. The proxy materials relating to the annual meeting are first being mailed to shareholders entitled to vote at the meeting on or about June 15, 2001.

                               ABOUT THE MEETING

Why are we calling this annual meeting?

     We are calling the annual meeting to seek the approval of our shareholders to:

     . Elect seven directors to the Company's Board of Directors, to serve until the next Annual Meeting of Shareholders or until their successors are elected;

     .    Approve the 2001 Directors Stock Option Plan;

     . Approve the appointment of KPMG, LLP as the Company's independent auditors for the fiscal year ended January 31, 2002; and

     .    Any other matters that may properly come before the meeting.

What are the Board's recommendations?'

     Our Board believes that the proposals are advisable and are in the best interests of Streicher Mobile Fueling and its shareholders and recommends that you vote FOR approval of the matters being submitted at the meeting.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on the record date, May 30, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

     As of the record date, we had 4,356,923 outstanding shares of common stock.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     You can vote on matters that come before the annual meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

     Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

     If you attend the annual meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

     You may revoke your proxy at any time before it is exercised by:

     . filing with the Secretary of Streicher Mobile Fueling a notice of revocation;

     .    sending in another duly executed proxy bearing a later date; or

     .    attending the meeting and casting your vote in person.

     Your latest vote will be the vote that is counted.

What vote is required to approve the items of business?

     For purposes of electing directors, the nominees receiving the greatest number of votes of common stock shall be elected directors. Approval of each other item on the agenda and any other matter that may properly come before the annual meeting require the affirmative vote of the majority of our outstanding common stock represented in person or by proxy and entitled to vote at the meeting (unless such matter requires a greater vote under our Articles of Incorporation). A properly executed proxy marked "ABSTAIN" with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If my shares are held in "street name" by my broker or other nominee, will my broker or nominee vote my shares for me?

     If you do not provide your broker or other nominee with instructions on how to vote your "street name" shares, your broker or nominee will not be permitted to vote them. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

     If you do not give voting instructions to your broker or nominee, you will, in effect, be voting against the proposal, unless you appear in person at the meeting and vote in favor of it then.

Will our independent auditors be present at the annual meeting?

     Members of KPMG LLP, our independent auditors, are expected to be in attendance at the annual meeting and to be available to respond to questions.

How are we soliciting this proxy?

     We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of the officers and other employees of Streicher Mobile Fueling also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

         PROPOSAL TO ELECT SEVEN INDIVIDUALS TO THE BOARD OF DIRECTORS

                               (Proposal No. 1)

Nominees

     In March 2001 we amended our Articles of Incorporation to, among other things, provide that the Board of Directors shall consist of not less than one member nor more than seven members, the exact number of directors to be
determined from time to time by resolution adopted by the Board.   The Board has
fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2002 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. Richard E. Gathright, Robert S. Picow, Joseph
M. Murphy, C. Rodney O'Connor, and Stanley H. Streicher, each of whom is an incumbent director, and Wendell R. Beard and W. Greg Ryberg have been nominated to be elected at the Annual Meeting by the holders of common stock and proxies will be voted for such persons absent contrary instructions.

     Our Board has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

     Each of the nominees for election as a director, except for Messrs. Beard and Ryberg, is a current member of our Board. Mr. Streicher has served as a director since 1996, Mr. Murphy has served as a director since 1997, Mr. O'Connor has served as a director since 1999, and Mr. Picow and Mr. Gathright have served as directors since the amendment to our Articles of Incorporation in March 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF
               THE SEVEN INDIVIDUALS TO THE BOARD OF DIRECTORS.

            PROPOSAL TO APPROVE THE 2001 DIRECTORS STOCK OPTION PLAN

                                (Proposal No. 2)

Background and Purpose

     In May 2001, our Board adopted the 2001 Directors Stock Option Plan, which we will refer to in this proxy statement as the "Directors Plan", and recommended that it be submitted to our shareholders for approval at the Annual Meeting. The purpose of the Directors Plan is to provide an additional incentive to attract and retain qualified competent directors upon whose efforts and judgment are important to our success through the encouragement of the ownership of our stock by such persons. In furtherance of this purpose, the Directors Plan authorizes, among other things, (a) the granting of nonqualified stock options to purchase common stock (collectively, "Options") to directors upon appointment to the Board, (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned common stock as payment of the exercise price for Options granted under the Board of Directors Plan.

     Shareholder approval of the Directors Plan is required (i) in order for the Directors Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) by the rules of the National Association of Securities Dealers National Market System.

     The effective date of the Directors Plan is May 10, 2001 (the "Effective Date"). On May 10, 2001, an aggregate of 100,000 Options were granted, subject to shareholder approval of this Plan, to five non employee directors.

     The following is a summary of certain principal features of the Directors Plan. This summary is qualified in its entirety by reference to the complete text of the Directors Plan, which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the Directors Plan in its entirety.

Administration of the Directors Plan

     The Director Plan provides that it shall be administered by our Board of Directors. An aggregate of 250,000 shares of common stock (subject to adjustment described below) are reserved for issuance upon the exercise of Director Options granted under the Directors Plan. The shares acquired upon exercise of Director Options granted under the Directors Plan will be authorized and issued shares of common stock. Our shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Directors Plan. If any Option granted under the Directors Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Directors Plan.

Certain Terms and Conditions

     Each non-employee who served as one of our directors on the Effective Date and each non-employee who is appointed as one of our directors after the Effective Date will receive an Option to purchase 20,000 shares of our common stock (the "Initial Grants"). On the last day of each fiscal quarter while the Directors Plan is in effect, each non-employee director will receive a grant of an Option to purchase 625 shares of our common stock (the "Quarterly Grants"). Additionally, in accordance with the Directors Plan, the Board may grant additional options to non-employee directors from time to time.

     All Options granted under the Director Plan must be evidenced by a written agreement between us and the grantee. The agreement will contain such terms and conditions as the committee or the Board of Directors shall prescribe, consistent with the Director Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

     For the initial Grants and the Quarterly Grants, the exercise price per share of common stock shall be the Fair Market Value of the common stock on the date such Option is granted. For purposes of the Director Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of common stock on any business day is (i) if the common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if common stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of common stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for common stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. The exercise price for any other Option granted under the Directors Plan shall be any price determined by the Board, but shall not be less than the Fair Market Value.

     The Board may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the Optionee for at least six (6) months (or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Director Plan also authorizes us to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the

Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of our principal lender or such other rate as the Board shall determine, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require.

     The use of already owned shares of common stock applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

     Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Director Plan shall automatically be terminated
(a) immediately upon the termination of the Optionee's service as a director for Cause (as defined in the Director Plan); (b) immediately in the event the Optionee files a lawsuit or arbitration claim against us or any of our officers, directors or shareholders or (c) ten years from the Effective Date (as defined in the Director Plan).

     To prevent dilution of the rights of a holder of an Option, the Director Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of our capital stock resulting from a stock dividend, a recapitalization or other capital adjustment. The Board of Directors has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of or a sale or other disposition of substantially all of our assets.

     The Board may amend, suspend or terminate the Director Plan or any Option at any time, provided that such amendment shall be subject to the approval of the our shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

     Unless the prior written consent of the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no Option granted under the Directors Plan is assignable or transferable, other than by will or by the laws of descent and distribution.

     The Directors Plan will expire on May 9, 2011, and any Option outstanding on such date will remain outstanding until it expires or is exercised.

Federal Income Tax Consequences of Awards of Director Options

     The Directors Plan is not qualified under the provisions of Section 401(a) of the tax code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Nonqualified Stock Options.  On exercise of a nonqualified stock option
     --------------------------
granted under the Directors Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the Option over the exercise price. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

     If an Optionee pays for shares of common stock on exercise of an Option by delivering shares of our common stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

     We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the director includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

     Importance of Consulting Tax Adviser.  The information set forth above is a
     ------------------------------------
summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of common stock acquired on exercise of an Option.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
                    THE PROPASAL TO APPROVE AND RATIFY THE
                       2001 DIRECTORS STOCK OPTION PLAN.

            PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG, LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS

                               (Proposal No. 3)

     The Board has appointed KPMG LLP as our independent auditors for the fiscal year ended January 31, 2002. The Board has determined that it would be desirable to request that the shareholders approve such appointment.

     KPMG LLP has served our independent auditor since August 1998. Representatives of KPMG LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Vote Required for Approval

     Stockholder approval is not required for the appointment of KPMG LLP, since the Board has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting.

     No determination has been made as to what action the Board would take if shareholders do not approve the appointment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
             APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

                                  MANAGEMENT

Executive Officers and Directors

     Our executive officers, directors and director nominees are as follows:

                 Name              Age              Position and Office
       ------------------------  -------    ------------------------------------
       Stanley H. Streicher....     57      Chairman of the Board

       Richard E. Gathright....     57      President and Chief Executive
                                             Officer, Director

       Gary G. Williams........     45      Senior Vice President, Commercial
                                             Operations

       Ted E. Honcharik........     39      Senior Vice President, Fleet
                                             Operations & Business Development

       Walter B. Barrett.......     43      Vice President, Finance; Chief
                                             Financial Officer and Treasurer

       Steven M. Alford........     34      Vice President, Customer Service &
                                             Emergency Response

       Timothy W. Koshollek....     36      Vice President, Marketing

       E. Scott Golden.........     44      Director

       Joseph M. Murphy........     53      Director

       John H. O'Neil, Jr......     70      Director

       C. Rodney O'Connor......     67      Director

       Robert S. Picow.........     46      Director

       Wendell R. Beard........     73      Director Nominee

       W. Greg Ryberg..........     54      Director Nominee

     Mr. Streicher has served as our Chairman of the Board since November 2000. From October 1996 until October 2000, he served as our President and Chief Executive Officer. Mr. Streicher has also served as the President and Chief Executive Officer of Streicher Enterprises, Inc., our predecessor, since its inception in 1983.

     Mr. Gathright was appointed to our Board in March 2001 and has served as our Chief Executive Officer and President of the Company since November 2000. From January 2000 to October 2000 he was an advisor on operational and financial matters to the senior management of several domestic and international energy companies. From September 1996 to December 1999, Mr. Gathright was President and Chief Operating Officer of TransMontaigne, Inc., a publicly owned company providing logistical services to major energy companies and large industrial customers; from April 1995 to December 1999 he served as a Director of TransMontaigne; from April 1995 to September 1996 he served as Executive Vice President;

and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne.

     Mr. Williams was appointed as our Senior Vice President, Commercial Operations in February 2001. From 1995 to 2001, he was Vice President, Marketing for TransMontaigne Product Services Inc., where he managed all wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic areas. From 1991 to 1995 he was a regional manager for Kerr-McGee Refining Corporation responsible for unbranded gasoline and diesel fuel sales in an eleven state marketing area.

     Mr. Honcharik was appointed as our Senior Vice President, Fleet Operations and Business Development in February 2001. From 1999 to 2000, he served as Vice President of new business development for Southern Counties Oil Company in Orange, California. From 1993 to 1999 he served as President of Fleet Fuels, LLC in Orange, California where he was primarily responsible for all aspects of operations, marketing, acquisitions and business development.

     Mr. Barrett has served as Vice President, Finance and Chief Financial Officer of the Company since July 1997. From 1991 to 1997 Mr. Barrett was Vice President of Finance and Chief Financial Officer of Devcon International Corp., a supplier of construction materials and services throughout the Caribbean and Southeastern Florida.

     Mr. Alford has served as our Vice President, Customer Service and Emergency Response since March 2001. From March 1998 to March 2001, he served as our Vice President, Operations. From December 1992 to February 1998, Mr. Alford was employed by Streicher Enterprises, Inc. and Streicher Mobile Fueling in various supervisory and managerial positions. In May 2001, Mr. Alford resigned from his position as our Vice President and his employment relationship with us will terminate on or before June 21, 2001.

     Mr. Koshollek has served as our Vice President, Marketing since March
1998. From April 2000 to February 2001, Mr. Koshollek was the Operations Manager of one of our divisional locations. From October 1996 to March 1998, Mr. Koshollek served as Vice President of Marketing and Operations of Streicher Enterprises and Streicher Mobile Fueling.

     Mr. Golden has served as one of our directors since January 1997. Mr. Golden has been a practicing attorney since 1988. Mr. Golden is not standing for reelection at this annual meeting.

     Mr. Murphy has served as one of our directors since January 1997. Since August 1983, Mr. Murphy has served as President and Chief Executive Officer of Murphy Management, a management consulting and executive search firm he founded, which specializes in the retail, general merchandise, supermarket and food industries.

     Mr. O'Neil, Jr. has served as one of our directors since January 1997. until February 2000, Mr. O'Neil served as Chairman and Chief
Executive Officer of Health Foundation of South Florida, a non-profit charitable foundation. Mr. O'Neil is not standing for reelection at this annual meeting.

     Mr. O'Connor has served as one of our directors since July 1999. Since 1976, Mr. O'Connor has served as the Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial communications firm. Mr. O'Connor is also a director of Atrix Laboratories, Inc., a publicly traded manufacturer and distributor of dental, medical and veterinary drug delivery systems and products.

     Mr. Picow has served as one of our directors since March 2001. Since 1998, he has served as a director of SBA Communications Corporation, a publicly traded company. From June 1996 until August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded company and served as its President from June 1996 until October 1997. In 1981, he founded Allied Communications, Inc., a distributor of communications equipment and served as its Chairman, Chief Executive Officer and President until its merger in 1996 with Brightpoint.

     Mr. Beard retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years as Executive Vice President, responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation. From August 1989 to June 1991 Mr. Beard served as Senior Vice President and from August 1987 to August 1989 as Vice President. From 1977 to 1984 he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary. Mr. Beard has served on the Executive Committee of the American Trucking Association and for the past 16 years has been an advisor to the Truck Rental and Leasing Association. He is a board and/or committee member on numerous civic organizations.

     Mr. Ryberg has served since July 1999 as President and Chief Executive Officer of REI, Inc., a wholesale fuel distributor. From 1997 to 1999, he was the President of R&H Maxxon, Inc., a wholesale fuel distributor for Exxon Products and the owner and operator of gasoline convenience stores. In July of 1997, R&H Maxxon was sold to The Pantry, Inc. together with its chain of 53 convenience stores, with the wholesale fuel business retained as REI, Inc. Mr. Ryberg has been a South Carolina State Senator since 1992 serving on many Senate Committees. In addition, Mr. Ryberg serves on numerous boards and commissions and was the 1998 Ernst and Young Entrepreneur of the Year for the Carolinas in the retail/wholesale/distribution category.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our directors and executive officers and persons who own more than ten percent of the our common stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ending January 31, 2001, all of the Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that two Form 4s (Statements of Changes in Beneficial Ownership) were not filed on a timely basis for one transaction by C. Rodney O'Connor and one transaction by Supreme Oil Company, Inc.

Summary Compensation Table

     The following table sets forth certain summary information concerning compensation paid or accrued by Streicher Mobile Fueling or on behalf of our Chairman and former Chief Executive Officer, our new Chief Executive Officer, our Chief Financial Officer and one other executive officer (the "Named Executive Officers") for the fiscal years ended January 31, 2001,

2000, and 1999. No other executive officer's salary and bonus equaled or exceeded $100,000 for such years.

                          SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                     Fiscal Year                                      Compensation Awards
                                        Ended                                        Securities Underlying        All Other
 Name and Principal Position         January 31,     Salary        Bonus                    Options            Compensation (1)
-----------------------------        ----------    ---------    -----------          ----------------------   ------------------
Stanley H. Streicher,                   2001       $334,231            --                           --                --
 Chairman of the Board........          2000       $279,760     $  37,600                           --                --
                                        1999       $270,240            --                           --                --

Richard E. Gathright,                   2001       $ 65,769            --                      500,000                --
 President and Chief                    2000             --            --                           --                --
 Executive Officer............          1999             --            --                           --                --


Walter B. Barrett,
 Vice President Finance and             2001       $136,769            --                       40,000                --
 Chief Financial Officer......          2000       $143,462       $17,000                       50,000                --
                                        1999       $136,539            --                           --                --

Steven M. Alford,
 Vice President Customer                2001       $104,769            --                       40,000                --
 Service and Emergency                  2000       $ 76,353     $  16,000                       25,000                --
 Response.....................          1999       $ 69,228            --                       25,000                --

_______________

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each named Executive Officer is less that 10% of the total annual salary and bonus of such officer.

Employment Contracts

     We entered into an employment agreement with Richard E. Gathright effective October 26, 2000, pursuant to which Mr. Gathright serves as President and Chief Executive Officer of Streicher Mobile Fueling through October 31, 2003. The agreement provides that Mr. Gathright shall receive an initial annual base salary of $300,000. In addition to salary, Mr. Gathright will be entitled to receive bonus payments or additional compensation as determined by the Board, and he is eligible to participate in a bonus pool which will provide him additional compensation of up to 10% of our pre-tax earnings.

     The agreement provides that if Mr. Gathright's employment is terminated as a result of his death or disability, he or his estate will receive for a period of six months his base salary in effect as of the date of termination. The agreement also provides that in the event Mr. Gathright's employment is terminated "without cause", Mr. Gathright will receive, his base salary until the later of (a) October 31, 2003 or (b) eighteen months following the date of termination. The agreement further provides that Mr. Gathright will not compete with the Company (i) while employed by us, and (ii) for a period of one year following termination of employment. Upon a change of control (as defined in the 2000 Stock Option Plan), all options to purchase common stock held by Mr. Gathright shall become immediately exercisable. We may terminate the agreement for "cause" (as defined in his employment agreement).

     The agreement further provides that Mr. Gathright will be granted options that will enable him to acquire up to an aggregate of 500,000 shares of common stock at the fair market value of our common stock on the date of grant. The options are exercisable as follows: 33.33% immediately, 33.33% on October 25, 2002 and 33.34% on October 25, 2003. The options are incentive stock options to the extent allowed by applicable tax rules and regulations. The options which vested immediately cannot be sold by Mr. Gathright until October 26, 2001.

     Following the appointment of Mr. Gathright as our President and Chief Executive Officer, we entered into a new employment agreement with Stanley H. Streicher. This new agreement replaced the December 1996 employment agreement between the Company and Mr. Streicher. Under his new employment agreement, which was effective November 1, 2000, Mr. Streicher will serve as Chairman of the Board of Streicher Mobile Fueling through October 31, 2003. The agreement provides that Mr. Streicher shall receive an annual base salary of $300,000. In addition to salary, Mr. Streicher will be entitled to such bonus payments or incentive compensation as the Board may determine from time to time.

     The agreement provides that if Mr. Streicher's employment is terminated as a result of his death, disability he or his estate will receive installments for his base salary for the duration of the term of his employment agreement. The agreement also provides that in the event Mr. Streicher's employment is terminated "without cause," Mr. Streicher will receive his base salary until the later of (a) October 31, 2002 or (b) eighteen months following the date of termination. If Mr. Streicher voluntarily resigns, he will continue to receive installments at his base salary until October 31, 2002. The agreement further provides that Mr. Streicher will not compete with us from the effective date until the later of (i) October 31, 2002 or (ii) the termination of his employment agreement.

     As of the effective date of his employment agreement, Mr. Streicher held options to purchase 980,000 shares of our common stock at a purchase price of $6.00 per share. The agreement provides that if requested by the Board, Mr. Streicher will forfeit his unexercised options. In December 2000 at the request of the Board, Mr. Streicher forfeited the unexercised options to the Company.

     We entered into an employment agreement with Walter B. Barrett effective July 7, 1997, pursuant to which Mr. Barrett serves as our Vice President of Finance and Chief Financial Officer. The term of the agreement is for one year and automatically renews for successive one year terms unless notice of termination is given by either party within 30 days of the annual renewal date. The agreement provides that Mr. Barrett will receive an annual base salary of $140,000, reimbursement for certain professional and educational expenses, and an initial grant of 50,000 stock options. The agreement provides that if Mr. Barrett's employment is terminated, due to non-renewal of the agreement or without cause, he will receive as compensation the greater of all salary remaining due under the agreement until its expiration or five months salary. In addition, the unvested portion of any stock options will immediately vest and become exercisable.

     We entered into a three year employment agreement with Steven M. Alford, effective March 1, 1998, pursuant to which Mr. Alford served as our Vice President of Operations. The agreement provided for an annual salary of $75,000, the right to participate in a bonus agreement with other members of management and provided that Mr. Alford would receive an initial grant of 25,000 stock options. The agreement provides that Mr. Alford will not compete with us for a two year period following the voluntary termination of his employment. The agreement further provides that if Mr. Alfords' employment is terminated by us without cause, he will receive the greater of two months salary or all sums remaining due under the agreement until its expiration. Effective December 22, 2000 we extended the original term of his contract until July 1, 2001, all other terms remaining unchanged. In March 2001, Mr. Alford resigned from his position as Vice President of Operations. We offered and he accepted a position as Vice President, Customer Service and Emergency Response on March 12, 2001. Mr. Alford resigned from this position and the Company on May 21, 2001, giving us 30 days notice, which resignation we accepted.

the position of Vice President of Customer Service and Emergency Response. Mr. Alford tendered his resignation from this position on May 21, 2001, effective as of June 21, 2001.

Stock Option Information

     The following table sets forth, with respect to the Named Executive Officers, certain information concerning the grant of stock options in the fiscal year ended January 31, 2001.

                       Option Grants in Last Fiscal Year

                                                       Individual Grants
                                         ----------------------------------------------
                                                            % of Total
                                             Number of       Options                                   Potential Realizable value
                                             Securities     Granted to                                 at Assumed Annual Rates of
                                             Underlying     Employees      Exercise                   Stock Price Appreciation for
                                Date of       Options       in Fiscal        Price     Expiration           Option Term (2)
                                                                                                     ------------------------------
            Name                 Grant      Granted (1)        Year        ($/share)      Date           5%($)           10%($)
---------------------------    --------    ------------    -----------   -----------   ---------     -------------   --------------
Stanley H. Streicher.......           --           --           --             --           --              --              --
Richard E. Gathright.......     12/21/00      500,000         67.8          $1.50     12/21/10         471,671       1,195,307
Walter B. Barrett..........     12/28/00       40,000          5.4          $1.50     12/28/10          37,734          95,625
Steven M. Alford...........     12/28/00       40,000          5.4          $1.50     12/28/10          37,734          95,625

____________________

(1) All such options were granted under the Company's 2000 Stock Option Plan and become exercisable in installments over three years.

(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of the Common Stock.

Stock Option Exercises and Year-End Option Value Table


     The following table sets forth certain information concerning option exercises in fiscal year ending January 31, 2001, the number of options held by the Named Executive Officers as of January 31, 2001 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                             Number of                        Number of Unexercised             Value of Unexercised
                               Shares                              Options at                  In-the-Money Options at
                              Acquired       Value              January 31, 2001                January 31, 2001 (1)
                                                            -------------------------     ---------------------------------
          Name              On Exercise    Realized    Exercisable    Unexercisable       Exercisable        Unexercisable
                            -----------    --------    -----------    -------------       -----------      ----------------
Stanley H. Streicher            --            --              --              --                  --                --
Richard E. Gathright.....       --            --         166,667         333,333            $125,000          $250,000
Walter B. Barrett........       --            --          70,000          40,000                  --          $ 30,000
Steven M. Alford.........       --            --          60,000          20,000            $ 15,000          $ 15,000

_________________

(1) The closing sale price for the Company's Common Stock as reported on the NASDAQ SmallCap Market on January 31, 2001 was $2.25. Value is calculated by multiplying (a) the difference between $2.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Meetings and Committees of the Board of Directors

     During the year ended January 31, 2001, the Board of Directors held 9 meetings and took certain actions by unaminous consent. During the fiscal year ended January 31, 2001, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

     Messrs. O'Connor, Murphy and O'Neil are members of the Audit Committee, which met 1 time during fiscal 2001. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

     Messrs. Golden and O'Connor are members of the Company's Compensation Committee, which met 1 time during 2001. This committee administers the 1996 and 2000 Stock Option Plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1996 and 2000 Stock Option Plans. This Committee also is responsible for the final review and determination of executive compensation.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is established pursuant to our Bylaws and the Audit Committee Charter adopted by the Board of Directors on March 1, 2001. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit B.

     Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of American and for issuing a report thereon. The Audit Committee is comprised of three non-management directors and its responsibility is generally to monitor and oversee the processes described in the Audit Committee Charter.

     Each member of the Audit Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq, with the exception of Mr. O'Connor. Mr. O'Connor is not an independent director for the fiscal year ended January 31, 2001 as a result of the loans he made during the fiscal year. The terms of his promissory notes are further described under the heading Certain Transactions. The Board believes it is in the best interest of Streicher Mobile Fueling and its shareholders for him to serve as a member of the Audit Committee based on his knowledge of our operations and financial history. He has served as a financial and public relations advisor of the Company since 1997.

     With respect to the period ended January 31, 2001, in addition to its other work, the Audit Committee:

     . Reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements of the Company as of January 31, 2001;

     . Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the Untied States of America; and

     . Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence. The independent auditors met with the Audit Committee without management being present.

     In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of our independent accountants, KPMG LLP. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

     Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2001 for filing with the Securities and Exchange Commission.

     C. Rodney O'Connor, Joseph M. Murphy, John H. O'Neil, Jr.

Report of the Compensation Committee

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of E. Scott Golden and C. Rodney O'Connor. The Committee's general philosophy with respect to compensation of the Company's executive officers has been to offer competitive compensation designed to attract and retain key executives critical to the long-term success of the Company and to recognize and individual's contribution and personal performance. The principal component of executive compensation has been base salary. Executive officers may also be granted bonuses and stock options.

     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives.

     Annual Bonus. The Company maintains an annual incentive bonus program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon the Company's financial performance and individual performance. While these bonus awards are based upon the Company's pre-tax earnings, the Committee strove to align the bonus plan targets with the Company's long-term goals so that strategic focus is maintained.

     Options. The Company's Stock Option Plan provides such an incentive through the award of stock options to executive officers and other key employees. The Stock Option Plan is administered by the Board of Directors. Six hundred twenty thousand stock options were granted to four of the Company's executive officers during the fiscal year ended January 31, 2001.

     Employment Agreements. In November 2000, the Company entered into an employment agreement with Stanley H. Streicher, the Company's Chairman of the Board. In October 2000, the Company entered into an employment agreement with Richard E. Gathright, the Company's President and Chief Executive Officer. In July 1997, the Company entered into an employment agreement with Walter B. Barrett, the Company's Vice President of Finance and Chief Financial Officer. Accordingly, the compensation payable to Mr. Streicher, Mr. Gathright and Mr. Barrett for fiscal 2001 and subsequent years will be determined pursuant to their employment agreements. See "Executive Compensation -- Employment Contracts." The Company also has entered into employment agreements with its other two executive officers.

                      E. Scott Golden, C. Rodney O'Connor

Compensation Committee Interlocks and Insider Participation

     Mr. Golden performed legal services for the Company during the fiscal year ended January 31, 2001 and may be retained to provide legal advice to the Company from time to time in the future.

Director Compensation

     The Company compensates each non-employee director a director's fee of $1,000 per month. In addition, the company's directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof. [In February 1997, each non-employee director was granted options to purchase 12,000 shares of common stock. On February 18, 1998, the Board of Directors lowered the exercise price of such options from $8.375 per share to $3.69 per share (the closing price of the common stock on the date of such action). Such options are callable by the Company at any time (i) after February 1, 2002 or (ii) when the bid price for the common stock is at least $20.00 per share.]

Certain Relationships

     E. Scott Golden, a member of our Board of Directors, performed legal services for us during the fiscal year ended January 31, 2001.

Certain Transactions

     On July 7, 2000, C. Rodney O'Connor, a principal shareholder and one of our directors, lent us $200,000 pursuant to an unsecured promissory note due July 7, 2001 or earlier on demand. The loan bears interest at the our principal lender's prime rate plus 2%.

     On November 29, 2000, Mr. O'Connor lent us an additional $500,000 pursuant to an unsecured promissory note due January 31, 2001. The loan bore interest at the our principal lender's prime rate plus 2%. The outstanding principal balance of the loan was convertible into our common stock at Mr. O'Connor's option at a conversion price equal to the lower of the lowest per share purchase price of our common stock in any private placement after the date of the loan and before conversion, or $1.50. In addition, if we did not consummate a private placement of our common stock with gross proceeds of at least $500,000 on or before January 31, 2001, the outstanding principal balance of and accrued interest on this loan would automatically be converted into shares of common stock on January 31, 2001; provided, that at Mr. O'Connor's option, we would pay him as a reduction in the principal balance of the loan prior to such conversion an amount equal to the net proceeds received by us from any offering of common stock prior to January 31, 2001. On January 31, 2001, this promissory note was converted into 333,333 shares of common stock based upon a stock price of $1.50 per share. In connection with this additional loan, we agreed to allow Mr. O'Connor to convert his original $200,000 loan into 148,148 shares of common stock on these same terms and conditions at any time prior to July 31, 2001.

     Mr. O'Connor is also Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, which has provided investor relations to the Company at a cost of $2,500 per month since 1997. In addition, the Company has agreed to pay an additional fee of $70,000 to Cameron Associates for financial consulting services, including but not limited to consulting services in connection with the Company's various capital raising efforts.

     In December 1999, we allowed Mr. Streicher to issue us a promissory note in the amount of $120,000 to pay for the exercise of options to purchase 20,000 shares of our common stock at an exercise price of $6.00 per share, and $14,000 to pay for the tax associated with the Option exercise. The obligation bears interest at 9.25%. On December 13, 2000, Mr. Streicher sold back 20,000 shares to us at $2.47 per share (the closing price on December 12, 2000), to partially reduce his obligation. On January 23, 2001, we purchased 47,343 shares from Mr. Streicher at $2.01 per share to satisfy the remaining balance due on the obligation.

     As of January 31, 2001 we had a $540,319 account receivable from Streicher Enterprises, Inc. referred to as "Enterprises", which is wholly owned by Mr. Streicher. This amount is a result of some of our tax benefits used by Enterprises, certain expenses of Enterprises paid by us prior to our initial public offering and cash advances to Enterprises prior to our initial public offering. The account receivable bears interest at 8.25 percent per annum, and interest income recognized for the fiscal year ended January 31, 2001 was approximately $41,300. Our agreement with Enterprises requires annual payments of interest only with a final payment of all accrued interest and unpaid principal due on January 31, 2007. The account is secured by a pledge of 360,213 shares of our common stock, which is owned by an affiliate of Enterprises.

     We have three operating leases with Enterprises, or Mr. Streicher, for the lease of our former headquarters and two division offices and paid approximately $114,736 in rent expense to Enterprises or Mr. Streicher during the fiscal year ended January 31, 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of May 30, 2001 by (a) each person who owns beneficially more than five percent of our outstanding common stock, (b) each director or director nominee who owns any such shares, (c) the chief executive officer and three other highly compensated executive officers or former executive officers and (d) our directors and executive officers as a group:

                                                                                          Common Stock
                                                                                   Beneficially Owned (1)(2)
                                                                                   -------------------------
                                                                                      Shares       Percent
                                                                                   -----------    ----------
     Stanley H. Streicher, Chairman of the Board (3)........................         1,254,157        28.79%
     Richard E. Gathright, President and CEO (4)............................           166,500         3.68%
     Walter B.  Barrett, Vice President, Finance and CFO (5)................            70,000         1.58%
     Steven M. Alford, Vice President, Customer Service and Emergency
       Response (6)..........................................................           61,500         1.39%
     E. Scott Golden, Director (7)..........................................            12,388            *
     Joseph M. Murphy, Director (8).........................................            12,888            *
     John H. O'Neil, Jr., Director (8)......................................            12,888            *
     C. Rodney O'Connor, Director (9).......................................           456,147         9.97%
     Robert S. Picow, Director..............................................                --            *
     Wendell R. Beard, Director Nominee.....................................                --            *
     W. Greg Ryberg, Director Nominee (10)..................................            70,000         1.61%
     Fundamental Management Corporation (11)................................         1,387,038        29.98%
     All directors and executive officers as a group (12 persons)(12).......         3,463,507        63.29%

----------------
*    Less than one percent.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.

(2) Based on 4,356,923 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of May 30, 2001 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3) Includes 1,254,157 shares owned by Supreme Oil Company, Inc., of which Stanley H. Streicher owns 100% of the outstanding capital stock.

(4) Includes 166,500 shares issuable upon exercise of options that are presently exercisable. Excludes 333,500 shares issuable upon the exercise of options that are not presently exercisable.

(5) Includes 70,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 40,000 shares issuable upon the exercise of options that are not presently exercisable.

(6) Includes (i) 1500 shares owned directly by Mr. Alford and (ii) 60,000 shares issuale upon the exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(7) Includes (i) 2,000 shares owned directly by Mr. Golden and (ii) 10,388 shares issuable upon the exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of stock options granted pursuant to the 2001 Directors Stock Option Plan, pending shareholder approval of the Plan.

(8) Includes 12,888 shares issuable upon the exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of stock options granted pursuant to the 2001 Directors Stock Option Plan, pending shareholder approval of the Plan.

(9) Includes (i) 239,999 shares owned directly by Mr. O'Connor and (ii) 216,148 shares issuable upon the conversion of a promissory note. Excludes 300,000 shares owned by Mr. O'Connor's adult children, as to which shares Mr. O'Connor disclaims any beneficial ownership interest. Excludes 20,000 shares issuable upon the exercise of shares options granted pursuant to the 2001 Directors Stock Option Plan, pending shareholders approval of the Plan.

(10) Includes 70,000 shares owned directly by Mr. Ryberg.

(11) Includes (i) 425,000 shares beneficially owned by Active Investors II, Ltd., a Florida investment partnership whose general partner is Fundamental Management Corporation, (ii) 425,000 shares beneficially owned by Active Investors III, Ltd., a Florida Limited partnership whose general partner is Fundamental Management Corporation, (iii) 268,519 shares issuable to Active Investors II, Ltd upon the conversion of a promissory note and (iv) 268,519 shares issuable to Active Investors III, Ltd. upon the conversion of a promissory note. Mr. O' Connor is a director and shareholder of Fundamental Management Corporation, however, he disclaims any beneficial ownership interest in these shares.

(12) Includes 362,664 shares issuable upon the exercise of presently exercisable options and 753,186 shares issuable upon the conversion of promissory notes. Excludes 433,500 shares issuable upon the exercise of options that are not presently exercisable.

                               PERFORMANCE TABLE

     The following table shows the cumulative total shareholder return of the Company's Common Stock over the fiscal periods ended January 31, 2001, 2000, 1999, 1998 and 1997 as compared to the total returns of the NASDAQ Stock Market Index and Russell 2000 Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The table assumes $100 was invested on December 11, 1996 (the date of the Company's inception) in the Company's common stock, NASDAQ Stock Market Index and Russell 2000 Index.


                                     1/31/2001       1/31/2000       1/31/1999       1/31/1998       1/31/1997      12/11/1996
                                     ---------       ---------       ---------       ---------       ---------      ----------
Streicher Mobile Fueling, Inc...     $   28.00       $   81.00       $   26.00       $   47.00       $  108.00        $ 100.00
NASDAQ Stock Market -- US.......     $  215.00       $  303.00       $  198.00       $  126.00       $  107.00        $ 100.00
Russell 2000 Index..............     $  150.00       $  122.00       $  126.00       $  124.00       $  105.00        $ 100.00

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

                     FEES PAID TO OUR INDEPENDENT AUDITORS

Audit Fees

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended January 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $70,000.

Financial Information Systems Design and Implementation Fees

     KPMG LLP billed no fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

All Other Fees

     There were no other fees billed by KPMG LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended January 31, 2001.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than March 18, 2002. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than May 1, 2002, or such proposal will be considered untimely. If a shareholder proposal is received after May 1, 2002, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2002 annual meeting of shareholders.

     We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                                 By Order of the Board of Directors

                                 /s/ Stanley H. Streicher
                                 --------------------------------------------
                                 Stanley H. Streicher
                                 Chairman of the Board


Ft. Lauderdale, Florida
June 15, 2001

                                                                       EXHIBIT A

                    _______________________________________

                        STREICHER MOBILE FUELING, INC.
                        2001 DIRECTOR STOCK OPTION PLAN

                    _______________________________________

     1.   Purpose.  The purpose of this Plan is to advance the interests of
          -------
          STREICHER MOBILE FUELING, INC., a Florida (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent directors whose efforts and judgment are important to the success of the Company and its Subsidiaries, through the encouragement of stock ownership in the Company by such persons.

     2.   Definitions.  As used herein, the following terms shall have the
          -----------
          meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

          (d) "Company" shall mean Streicher Mobile Fueling, Inc., a Florida corporation.

          (e) "Director" shall mean a member of the Board.

          (f) "Effective Date" shall mean May 10, 2001.

          (g) "Eligible Director" shall mean any person who is a member of the Board and who is not an employee, full time or part time, of the Company or any Subsidiary.

          (h) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding the date of reference unless the Board in its discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers

Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

          (i) "Initial Election Date" shall mean, with respect to an individual who becomes an Eligible Director on or after the Effective Date of the Plan, the date on which such individual is elected as a member of the Board.

          (j) "Option" (when capitalized) shall mean any option granted under this Plan.

          (k) "Option Agreement" means the agreement between the Company and the Optionee for the grant of an option.

          (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (m) "Plan" shall mean this 2001 Director Stock Option Plan for the Company.

          (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (o)  "Share" shall mean a share of Common Stock.

          (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.   Shares Available for Option Grants.  The Committee or the Board may
          ----------------------------------
          grant to Optionees from time to time Options to purchase an aggregate of up to Two Hundred and Fifty Thousand (250,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

     4.   Grants of Options.
          -----------------

          (a) Each individual who is an Eligible Director on the Effective Date shall be granted on the Effective Date an Option to purchase 20,000 Shares.
Each individual who becomes an Eligible Director after the Effective Date shall receive a grant of an Option to purchase 20,000 Shares on his or her Initial Election Date.

          (b) On the last day of each fiscal quarter of the Company while this Plan is in effect, each then Eligible Director shall receive a grant of an Option to purchase 625 Shares.

          (c) The Board, in its sole discretion, may from time to time grant additional Options to Eligible Directors to purchase Shares pursuant to the terms of the Plan.

          (d) Upon the grant of each Option under this Plan, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date, the number of Shares subject to the Option, and the exercise price and shall include or incorporate by reference the substance of this Plan and such other terms and provisions consistent with this Plan as the Board may determine.

     5.   Exercise Price.  The exercise price per Share of any Option granted
          --------------
          pursuant to Sections 4(a) and (b) hereof shall be the Fair Market Value of a Share on the date such Option is granted. The exercise price per Share of any other Option granted under the Plan shall be any price determined by the Board, but shall not be less than the par value per Share.

     6.   Exercise of Options.  An Option shall be deemed exercised when (i) the
          -------------------
          Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price shall be determined by the Board and may in the discretion of the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Board deems appropriate, or by a combination of the above. The Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
          (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 9 hereof.

     7.   Exercisability of Options.  Each Option granted under Section 4(a) and
          -------------------------
          (b) hereof shall be immediately exercisable. Each Option granted under Section 4c hereof shall become exercisable in such amounts, at such intervals and upon such terms as the Board shall provide in an Option Agreement. The expiration date of an Option granted under
          Section 4(a) and (b) hereof shall be 10 years from the date of grant of the Option. The expiration date of an Option granted pursuant to
          Section 4c hereof shall be determined by the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

     8.   Termination of Option Period.
          ----------------------------

          (a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) immediately upon the removal of the Optionee as a director for Cause which, for purposes of this Plan, shall mean the removal of the Optionee as a director by reason of any act by the Optionee of (x) fraud or intentional misrepresentation, (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary or (z) willful misconduct or gross negligence;

               (ii) immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders, other than a claim for indemnification, whether by contract or under applicable law; or

               (iii)  ten (10) years from the date of grant of the Option.

          (b) The Board in its sole discretion may by written notice ("Cancellation Notice") cancel any Option that remains unexercised on the date of any of the following corporate transactions:

               (i) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

               (ii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

The Cancellation Notice shall be given to the Optionees a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

     9.   Adjustment of Shares.
          --------------------

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustments shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price, and appropriate adjustment shall be made in the number of Shares with respect to which Options are required to be granted pursuant to Section 4(a) and (b) hereof.

          (b) Unless otherwise provided in any Option, the Board may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

          (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 8(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

          (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

          (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     10.  Transferability of Options.  Unless the prior written consent of the
          --------------------------
          Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Option shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of an Option that has been assigned or transferred with the prior written consent of the Board, only by the permitted assignee.

     11.  Issuance of Shares.
          ------------------

          (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

          (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings as the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Board to be applicable to the issuance and transfer of such Shares.

     12.  Administration of the Plan.  The Plan shall be administered by the
          --------------------------
          Board which shall have the authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan. Any and all decisions or determinations of the Board shall be made either (i) by a majority vote of the members of the Board at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Board.

     13.  Interpretation.
          --------------

          (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-
3. The Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

          (b)  This Plan shall be governed by the laws of the State of Florida.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     14.  Amendment and Discontinuation of the Plan.  The Board may from time to
          -----------------------------------------
          time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 8 and 9 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

     15.  Termination Date.  The Plan shall terminate on the 10th anniversary of
          ----------------
          the Effective Date.

                                                                       EXHIBIT B


                         STREICHER MOBILE FUELING, INC.

                         CHARTER OF THE AUDIT COMMITTEE


PURPOSE AND SCOPE
-----------------

This Charter dated 1 March 2001, governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Streicher Mobile Fueling, Inc., a Florida corporation (the "Company").

     16. The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

          . the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements

          . the Company's systems of internal accounting and financial controls

          . the independence and performance of the Company's outside auditors

          . compliance by the Company with any legal and ethics compliance programs established by the Board and the Company's management from time-to-time

     17. In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

          .    independent auditors

          .    internal accounting staff

          .    management

     18. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

     19. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

     20. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE
------------------------

     1. The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Each member of the Committee must be a director who:

          . has no relationship to the Company that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director

          . is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee

     2. In addition, at least one member of the Committee must have past employment experience in finance or accounting; professional certification in accounting; or other comparable experience or background resulting in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     3. Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

          . the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders

          . the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-time

KEY RESPONSIBILITIES AND PROCESSES
----------------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are a guide, with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

     1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors; to approve the fees to be paid to the independent auditors; to evaluate the performance of the independent auditors; and, if appropriate, to replace the independent auditors.

     2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

     3.   The Committee shall:

          . ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time

          . discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors

          . recommend that the Board take appropriate action to oversee the independence of the independent auditors

     4. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, and not just the acceptability, of the Company's accounting principles; the consistency of the Company's accounting policies and their application; and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented from time-to-time.

     5. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement in connection with the Company's annual meeting of shareholders.

     6. The Committee shall, prior to the filing of the Company's Quarterly Report on Form 10-Q:

          . review the interim financial statements with management and the independent auditors

          . discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time

     7. The Committee shall review with the independent auditors problems or difficulties the auditors may have encountered and the management letter provided by the independent auditors and the Company's response to that letter, including:

          . any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information

          .    any changes required in the planned scope of the audit

     8. The Committee shall review any analyses prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     9. The Committee shall review with the Company's general counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, as well as the independent auditors, have more time, knowledge, and detailed information regarding the Company than the Committee members. Consequently, in discharging its oversight responsibilities, the Committee shall not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is not the duty of the Committee to conduct investigations; to resolve disagreements, if any, between management and the independent auditors; or to assure compliance with laws and regulations and the Company's internal policies and procedures.

                                 FORM OF PROXY

                        STREICHER MOBILE FUELING, INC.

          This Proxy is Solicited on Behalf of The Board of Directors
            For The Annual Meeting of Shareholders on July 19, 2001

     The undersigned hereby appoints Richard E. Gathright and Walter B. Barrett, and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Streicher Mobile Fueling held of record by the undersigned on May 30, 2001, at the Annual Meeting of Shareholders to be held on July 19 , 2001, at 10:00 a.m. at Sheraton Suites Cypress Creek, 555 NW 62/nd/ Street, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.

     1.  ELECTION OF DIRECTORS:

         VOTE FOR ALL NOMINEES LISTED AT RIGHT EXCEPT VOTE WITHHELD FROM THE NOMINEE(S) NAMED BELOW (IF ANY) [_]

                               WENDELL R. BEARD
                             RICHARD E. GATHRIGHT
                               JOSEPH M. MURPHY
                              C. RODNEY O'CONNOR
                                ROBERT S. PICOW
                                W. GREG RYBERG
                             STANLEY H. STREICHER


         ______________________________________________________________________
         (Instruction: To withhold authority for any individual nominee, write nominee's name in the space provided above)

         VOTE WITHHELD FROM ALL NOMINEES [_]

     2.  APPROVAL OF THE 2001 DIRECTORS STOCK OPTION PLAN.

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]


     3. RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JANUARY 31, 2002.

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]

     4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED HEREIN.



DATE____________________________________________________________________________

SIGNATURE_______________________________________________________________________

SIGNATURE (IF HELD JOINTLY)
         -----------------------------------------------------------------------

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

                                       2